As filed with the Securities and Exchange Commission on September 29, 2006
Registration No. 333-136108

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Peabody Energy Corporation
(Exact name of Registrant as specified in its charter)

Delaware	13-4004153
(State or Other jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
701 Market Street
St. Louis, Missouri 63101-1826
(314) 342-3400
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Jeffery L. Klinger, Esq.
Peabody Energy Corporation
701 Market Street
St. Louis, Missouri 63101-1826
(314) 342-3400
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

With a Copy to:
Risë B. Norman, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017

     Approximate date of commencement of proposed sale of the Securities to the public: From time to time after the registration statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

TABLE OF ADDITIONAL REGISTRANTS

Address, Including Zip Code,
	State or Other		and Telephone Number,
	Jurisdiction of	IRS Employer	Including Area Code, of
Exact Name of Registrant	Incorporation or	Identification	Registrant's Principal
as Specified in its Charter	Organization	Number	Executive Offices
Affinity Mining Company	West Virginia	25-1207512	202 Laidley Tower P.O. Box 1233 Charleston, WV 25324 (304) 344-0300

American Land Development, LLC	Delaware	20-3405570	701 Market Street St. Louis, MO 63101 (314) 342-3400

American Land Holdings of Illinois, LLC	Delaware	43-1898527	701 Market Street Suite 974 St. Louis, MO 63101 (314) 342-3400

American Land Holdings of Indiana, LLC	Delaware	20-2514299	701 Market Street Suite 737 St. Louis, MO 63101 (314) 342-3400

American Land Holdings of Kentucky, LLC	Delaware	20-0766113	701 Market Street Suite 719 St. Louis, MO 63101 (314) 342-3400

Appalachia Mine Services, LLC	Delaware	20-1680233	202 Laidley Tower P.O. Box 1233 Charleston, WV 25324 (304) 344-0300

Arclar Company, LLC	Indiana	31-1566354	420 Long Lane Road Equality, IL 62934 (618) 273-4314

Arid Operations Inc.	Delaware	84-1199578	14062 Denver West Parkway Suite 110 Golden, CO 80401-3301 (760) 337-5552

Beaver Dam Coal Company	Delaware	61-0129825	701 Market Street Suite 725 St. Louis, MO 63101 (314) 342-3400

Big Ridge, Inc.	Illinois	37-1126950	420 Long Lane Road Equality, IL 62934 (618) 273-4314

Big Sky Coal Company	Delaware	81-0476071	P.O. Box 97 Colstrip, MT 59323 (406) 748-5750

Black Beauty Coal Company	Indiana	35-1799736	P.O. Box 312 Evansville, IN 47702 (812) 424-9000

Black Beauty Equipment Company	Indiana	35-1975683	7100 Eagle Crest Blvd. Evansville, IN 47715 (812) 434-8500

Black Beauty Holding Company, LLC	Delaware	73-1663373	701 Market Street Suite 703 St. Louis, MO 63101 (314) 342-3400

Black Beauty Resources, LLC	Indiana	35-1471083	7100 Eagle Crest Blvd. Evansville, IN 47715 (812) 434-8500

Black Hills Mining Company, LLC	Illinois	32-0049741	701 Market Street, Suite 779 St. Louis, MO 63101 (314) 342-3400

Black Stallion Coal Company, LLC	Delaware	20-0657792	701 Market Street, Suite 778 St. Louis, MO 63101 (314) 342-3400

Black Walnut Coal Company	Delaware	68-0541705	701 Market Street Suite 777 St. Louis, MO 63101 (314) 342-3400

Bluegrass Mine Services, LLC	Delaware	43-1540253	701 Market Street Suite 710 St. Louis, MO 63101 (314) 342-3400

BTU Empire Corporation	Delaware	74-1869420	701 Market Street Suite 733 St. Louis, MO 63101 (314) 342-3400

BTU Western Resources, Inc.	Delaware	20-1019486	701 Market Street Suite 735 St. Louis, MO 63101 (314) 342-3400

Caballo Coal Company	Delaware	83-0309633	1013 Boxelder Caller Box 3037 Gillette, WY 82717 (307) 687-6900

Central States Coal Reserves of Illinois, LLC	Delaware	43-1869432	701 Market Street Suite 973 St. Louis, MO 63101 (314) 342-3400

Central States Coal Reserves of Indiana, LLC	Delaware	20-3960696	701 Market Street Suite 983 St. Louis, MO 63101 (314) 342-3400

Central States Coal Reserves of Kentucky, LLC	Delaware	20-3960681	701 Market Street Suite 962 St. Louis, MO 63101 (314) 342-3400

Charles Coal Company, LLC	Delaware	04-2698757	202 Laidley Tower, P.O. Box 1233 Charleston, WV 25324 (304) 344-0300

Cleaton Coal Company	Delaware	43-1887526	701 Market Street Suite 705 St. Louis, MO 63101 (314) 342-3400

Coal Properties, LLC	Delaware	04-2702708	202 Laidley Tower, P.O. Box 1233 Charleston, WV 25324 (304) 344-0300

Coal Reserve Holding Limited Liability Company No. 1	Delaware	43-1922737	701 Market Street Suite 960 St. Louis, MO 63101 (314) 342-3400

Coal Reserve Holding Limited Liability Company No. 2	Delaware	43-1922735	701 Market Street Suite 961 St. Louis, MO 63101 (314) 342-3400

COALSALES, LLC	Delaware	20-1759740	701 Market Street Suite 831 St. Louis, MO 63101 (314) 342-3400

COALSALES II, LLC	Delaware	43-1610419	701 Market Street Suite 830 St. Louis, MO 63101 (314) 342-3400

COALTRADE International, LLC	Delaware	20-1435716	701 Market Street Suite 836 St. Louis, MO 63101 (314) 342-3400

COALTRADE, LLC	Delaware	43-1666743	701 Market Street Suite 835 St. Louis, MO 63101 (314) 342-3400

Colony Bay Coal Company	West Virginia	55-0604613	202 Laidley Tower, P.O. Box 1233 Charleston, WV 25324 (304) 344-0300

Colorado Coal Resources, LLC	Delaware	20-2561644	701 Market Street Suite 832 St. Louis, MO 63101 (314) 342-3400

Colorado Yampa Coal Company	Delaware	95-3761211	701 Market Street Suite 732 St. Louis, MO 63101 (314) 342-3400

Cook Mountain Coal Company, LLC	Delaware	55-0732291	202 Laidley Tower P.O. Box 1233 Charleston, WV 25324 (304) 344-0300

Cottonwood Land Company	Delaware	43-1721982	701 Market Street Suite 972 St. Louis, MO 63101 (314) 342-3400

Coulterville Coal Company, LLC	Delaware	20-0217834	701 Market Street Suite 723 St. Louis, MO 63101 (314) 342-3400

Cyprus Creek Land Company	Delaware	73-1625890	701 Market Street Suite 772 St. Louis, MO 63101 (314) 342-3400

Cyprus Creek Land Resources, LLC	Delaware	75-3058264	701 Market Street Suite 775 St. Louis, MO 63101 (314) 342-3400

Dixon Mining Company, LLC	Kentucky	62-1872287	435 Davis Mine Road Sturgis, KY 42459 (270) 333-5002

Dodge Hill Holding JV, LLC	Delaware	05-0575436	435 Davis Mine Road Sturgis, KY 42459 (270) 333-5002

Dodge Hill Mining Company, LLC	Kentucky	61-1378899	435 Davis Mine Road Sturgis, KY 42459 (270) 333-5002

Dodge Hill of Kentucky, LLC	Delaware	02-0697247	435 Davis Mine Road Sturgis, KY 42459 (270) 333-5002

Dyson Creek Coal Company, LLC	Delaware	43-1898526	701 Market Street Suite 952 St. Louis, MO 63101 (314) 342-3400

EACC Camps, Inc.	West Virginia	25-0600150	202 Laidley Tower, P.O. Box 1233 Charleston, WV 25324 (304) 344-0300

Eastern Associated Coal, LLC	West Virginia	25-1125516	202 Laidley Tower, P.O. Box 1233 Charleston, WV 25324 (304) 344-0300

Eastern Coal Company, LLC	Delaware	20-4099004	701 Market Street Suite 912 St. Louis, MO 63101 (314) 342-3400

Eastern Coal Holding Company, Inc.	Delaware	20-5622045	701 Market Street Suite 913 St. Louis, Missouri 63101 (314) 342-3400

Eastern Royalty Corp.	Delaware	04-2698759	202 Laidley Tower, P.O. Box 1233 Charleston, WV 25324 (304) 344-0300

Falcon Coal Company	Indiana	35-2006760	7100 Eagle Crest Blvd. Evansville, IN 47715 (812) 434-8500

Fort Energy, LLC	Delaware	20-4623308	701 Market Street St. Louis, MO 63101 (314) 342-3400

Gallo Finance Company	Delaware	43-1823616	701 Market Street Suite 713 St. Louis, MO 63101 (314) 342-3400

Gold Fields Chile, LLC	Delaware	13-3004607	14062 Denver West Parkway Suite 110 Golden, CO 63102 (303) 271-3600

Gold Fields Mining, LLC	Delaware	36-2079582	14062 Denver West Parkway Suite 110 Golden, CO 63102 (303) 271-3600

Gold Fields Ortiz, LLC	Delaware	22-2204381	14062 Denver West Parkway Suite 110 Denver, CO 80401 (303) 271-3600

Grand Eagle Mining, Inc.	Kentucky	61-1250622	19070 Highway 1078 South Henderson, KY 42420 (502) 546-7926

Hayden Gulch Terminal, Inc.	Delaware	86-0719481	701 Market Street Suite 714 St. Louis, MO 63101 (314) 342-3400

Highland Mining Company, LLC	Delaware	43-1869675	701 Market Street Suite 724 St. Louis, MO 63101 (314) 342-3400

Highwall Mining Services Company	Delaware	20-0010659	701 Market Street Suite 805 St. Louis, MO 63101 (314) 342-3400

Hillside Mining Company	West Virginia	55-0695451	202 Laidley Tower Charleston, WV 25324 (304) 340-1830

HMC Mining, LLC	Delaware	43-1875853	701 Market Street Suite 911 St. Louis, MO 63101 (314) 342-3400

Independence Material Handling, LLC	Delaware	43-1750064	701 Market Street Suite 840 St. Louis, MO 63101 (314) 342-3400

Indian Hill Company	Delaware	20-0066123	701 Market Street Suite 706 St. Louis, MO 63101 (314) 342-3400

Interior Holdings, LLC	Delaware	43-1700075	701 Market Street St. Louis, MO 63101 (314) 342-3400

James River Coal Terminal, LLC	Delaware	55-0643770	701 Market Street, Suite 702 St. Louis, MO 63101 (314) 342-3400

Jarrell’s Branch Coal Company	Delaware	73-1625894	701 Market Street Suite 774 St. Louis, MO 63101 (314) 342-3400

Juniper Coal Company	Delaware	43-1744675	701 Market Street, Suite 716 St. Louis, MO 63101-1826 (314) 342-3400

Kanawha River Ventures I, LLC	West Virginia	20-0089445	P.O. Box 1233 Charleston, WV 25324 (304) 344-0300

Kayenta Mobile Home Park, Inc.	Delaware	86-0773596	P.O. Box 605 Kayenta, AZ 86033 (928) 677-3201

Logan Fork Coal Company	Delaware	73-1625895	701 Market Street Suite 773 St. Louis, MO 63101 (314) 342-3400

Martinka Coal Company, LLC	Delaware	55-0716084	202 Laidley Tower, P.O. Box 815 Charleston, WV 25324-0004 (304) 344-0300

Midco Supply and Equipment Corporation	Illinois	43-6042249	P.O. Box 14542 St. Louis, MO 63178 (314) 342-3400

Midwest Coal Acquisition Corp.	Delaware	20-0217640	701 Market Street Suite 722 St. Louis, MO 63101 (314) 342-3400

Midwest Coal Reserves of Illinois, LLC	Delaware	20-3960648	701 Market Street Suite 964 St. Louis, MO 63101 (314) 342-3400

Midwest Coal Reserves of Indiana, LLC	Delaware	20-3405958	701 Market Street Suite 963 St. Louis, MO 63101 (314) 342-3400

Midwest Coal Resources, LLC	Delaware	20-3405619	701 Market Street St. Louis, MO 63101 (314) 342-3400

Mountain View Coal Company, LLC	Delaware	25-1474206	202 Laidley Tower, P.O. Box 1233 Charleston, WV 25324-0004 (304) 344-0300

Mustang Energy Company, L.L.C.	Delaware	43-1898532	701 Market Street Suite 953 St. Louis, MO 63101 (314) 342-3400

New Mexico Coal Resources, LLC	Delaware	20-3405643	701 Market Street St. Louis, MO 63101 (314) 342-3400

North Page Coal Corp.	West Virginia	31-1210133	202 Laidley Tower, P.O. Box 1233 Charleston, WV 25334-0004 (304) 344-0300

Ohio County Coal Company	Kentucky	61-1176239	19070 Highway 1078 South Henderson, KY 42420 (502) 546-9430

Patriot Coal Company, L.P.	Delaware	61-1258748	19070 Highway 1078 South Henderson, KY 42420 (502) 546-9430

Patriot Midwest Holdings, LLC	Delaware	20-4370400	701 Market Street St. Louis, MO 63101 (314) 342-3400

PDC Partnership Holdings, LLC	Delaware	20-0480135	701 Market Street, Suite 709 St. Louis, MO 63101 (314) 342-3400

Peabody America, Inc.	Delaware	93-1116066	701 Market Street, Suite 720 St. Louis, MO 63101-1826 (314) 342-3400

Peabody Archveyor, L.L.C.	Delaware	43-1898535	701 Market Street
Suite 751

St. Louis, MO 63101 (314) 342-3400

Peabody Cardinal Gasification, LLC	Delaware	20-5047955	701 Market Street Suite 931 St. Louis, MO 63101 (314) 342-3400

Peabody Coal Company, LLC	Delaware	13-2606920	701 Market Street Suite 765 St. Louis, MO 63101 (314) 342-3400

Peabody Development Company, LLC	Delaware	43-1265557	701 Market Street Suite 970 St. Louis, MO 63101 (314) 342-3400

Peabody Electricity, LLC	Delaware	20-3405744	701 Market Street St. Louis, MO 63101 (314) 342-3400

Peabody Energy Generation Holding Company	Delaware	73-1625891	St. Louis, MO 63101 701 Market Street Suite 930 (314) 342-3400

Peabody Energy Investments, Inc.	Delaware	68-0541702	701 Market Street Suite 717 St. Louis, MO 63101 (314) 342-3400

Peabody Energy Solutions, Inc.	Delaware	43-1753832	701 Market Street, Suite 845 St. Louis, MO 63101 (314) 342-7600

Peabody Holding Company, LLC	Delaware	74-2666822	701 Market Street, Suite 741 St. Louis, MO 63101 (314) 342-3400

Peabody Investments Corp.	Delaware	20-0480084	701 Market Street Suite 707 St. Louis, MO 63101 (314) 342-3400

Peabody Natural Gas, LLC	Delaware	43-1890836	701 Market Street Suite 740 St. Louis, MO 63101 (314) 342-3400

Peabody Natural Resources Company	Delaware	51-0332232	701 Market Street, Suite 708 St. Louis, MO 63101 (314) 342-3400

Peabody PowerTree Investments, LLC	Delaware	20-0116980	701 Market Street Suite 954 St. Louis, MO 63101 (314) 342-3400

Peabody Recreational Lands, L.L.C.	Delaware	43-1898382	701 Market Street Suite 920 St. Louis, MO 63101 (314) 342-3400

Peabody Southwestern Coal Company	Delaware	43-1898372	St. Louis, MO 63101-1826 701 Market Street Suite 739 (314) 342-3400

Peabody Terminals, LLC	Delaware	31-1035824	701 Market Street, Suite 712 St. Louis, MO 63101 (314) 342-3400

Peabody Venezuela Coal Corp.	Delaware	43-1609813	701 Market Street, Suite 715 St. Louis, MO 63101-1826 (314) 342-3400

Peabody Venture Fund, LLC	Delaware	20-3405779	701 Market Street St. Louis, MO 63101 (314) 342-3400

Peabody-Waterside Development, L.L.C.	Delaware	75-3098342	701 Market Street Suite 921 St. Louis, MO 63101 (314) 342-3400

Peabody Western Coal Company	Delaware	86-0766626	P.O. Box 605 Kayenta, AZ 86033 (928) 677-3201

PEC Equipment Company, LLC	Delaware	20-0217950	701 Market Street Suite 726 St. Louis, MO 63101 (314) 342-3400

Pine Ridge Coal Company, LLC	Delaware	55-0737187	202 Laidley Tower Charleston, WV 25324 (304) 344-0300

Point Pleasant Dock Company, LLC	Delaware	20-0117005	701 Market Street Suite 708 St. Louis, MO 63101 (314) 342-3400

Pond Creek Land Resources, LLC	Delaware	75-3058253	701 Market Street Suite 776 St. Louis, MO 63101 (314) 342-3400

Pond River Land Company	Delaware	73-1625893	701 Market Street Suite 771 St. Louis, MO 63101 (314) 342-3400

Porcupine Production, LLC	Delaware	43-1898379	701 Market Street Suite 752 St. Louis, MO 63101 (314) 342-3400

Porcupine Transportation, LLC	Delaware	43-1898380	701 Market Street Suite 753 St. Louis, MO 63101 (314) 342-3400

Powder River Coal, LLC	Delaware	43-0996010	1013 East Boxelder Gillette, WY 82718 (307) 687-6900

Powder River Resources, LLC	Delaware	20-3405797	701 Market Street St. Louis, MO 63101 (314) 342-3400

Prairie State Generating Company, LLC	Delaware	43-1941772	701 Market Street Suite 781 St. Louis, MO 63101 (314) 342-3400

Randolph Land Holding Company, LLC	Delaware	20-2139951	701 Market Street Suite 782 St. Louis, MO 63101 (314) 342-3400

Rivers Edge Mining, Inc.	Delaware	43-1898371	701 Market Street Suite 910 St. Louis, MO 63101 (314) 342-3400

Riverview Terminal Company	Delaware	13-2899722	14062 Denver West Parkway Suite 110 Golden, CO 80401-3301 (606) 739-5752

School Creek Coal Company, LLC	Delaware	20-2902073	701 Market Street Suite 738 St. Louis, MO 63101 (314) 342-3400

School Creek Coal Resources, LLC	Delaware	20-3585831	701 Market Street Suite 742 St. Louis, MO 63101 (314) 342-3400

Seneca Coal Company	Delaware	84-1273892	Drawer D Hayden, CO 81639 (970) 276-3707

Sentry Mining, LLC	Delaware	43-1540251	701 Market Street, Suite 701 St. Louis, MO 63101-1826 (314) 342-3400

Shoshone Coal Corporation	Delaware	25-1336898	701 Market Street Suite 734 St. Louis, MO 63101 (314) 342-3400

Snowberry Land Company	Delaware	43-1721980	701 Market Street Suite 971 St. Louis, MO 63101 (314) 342-3400

Star Lake Energy Company, L.L.C.	Delaware	43-1898533	701 Market Street Suite 951 St. Louis, MO 63101 (314) 342-3400

Sterling Smokeless Coal Company, LLC	West Virginia	55-0463558	202 Laidley Tower, P.O. Box 1233 Charleston, WV 25324 (314) 344-0300

Sugar Camp Properties	Indiana	35-2130006	7100 Eagle Crest Blvd. Evansville, IN 47715 (812) 424-9000

Thoroughbred, L.L.C.	Delaware	43-1686687	701 Market Street Suite 815 St. Louis, MO 63101 (314) 342-3400

Thoroughbred Generating Company, LLC	Delaware	43-1898534	701 Market Street Suite 780 St. Louis, MO 63101 (314) 342-3400

Thoroughbred Mining Company, L.L.C.	Delaware	73-1625889	701 Market Street Suite 721 St. Louis, MO 63101 (314) 342-3400

Twentymile Coal Company	Delaware	95-3811846	701 Market Street Suite 731 St. Louis, MO 63101 (314) 342-3400

Union County Coal Company, LLC	Kentucky	74-3096591	435 Davis Mine Road Sturgis, KY 42459 (270) 333-5002

West Roundup Resources, Inc.	Delaware	20-2561489	701 Market Street Suite 736 St. Louis, MO 63101 (314) 342-3400

Yankeetown Dock, LLC	Indiana	35-0923438	P.O. Box 159 Newburgh, IN 47629-0159 (812) 853-3387

EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Commission File No. 333-136108) (the “Registration Statement”) of Peabody Energy Corporation and certain of its subsidiaries is being filed for the purpose of adding School Creek Coal Resources, LLC and Eastern Coal Holding Company, Inc. as additional registrants. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table reflects an itemization of all fees and expenses, other than underwriting discounts and commissions, incurred or expected to be incurred by Peabody Energy Corporation in connection with the issuance and distribution of the securities being registered hereby. All but the Securities and Exchange Commission registration fee are estimates and remain subject to future contingencies.

Securities and Exchange Commission registration fee		$(1)
Legal fees and expenses		250,000
Accounting fees and expenses		100,000
Trustees’ fees and expenses		9,000
Printing and engraving fees		130,000
Blue Sky fees and expenses		15,000
Miscellaneous expenses		55,000
Total	$

(1)	Deferred in reliance upon Rules 456(b) and 457(r), except for $353,100, which has already been paid with respect to $3,000,000,000 aggregate initial offering price of securities of the Registrants previously registered and remaining unissued under the Registration Statement on Form S-3 (No. 333-124749) of the Registrants filed on May 9, 2005. Pursuant to Rule 457(p), such unutilized filing fee paid with respect to Registration Statement No. 333-124749 will be used to offset the registration fee payable with respect to the first $3,000,000,000 aggregate initial offering price of Securities offered with respect to this Registration Statement.
Item 15. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law provides that, among other things, a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.
     Article Sixth of the registrant’s third amended and restated certificate of incorporation (as amended) and Article IV of the registrant’s amended and restated by-laws requires indemnification to the fullest extent permitted by Delaware law. The registrant has also obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors of the registrant, in such capacities, may incur. The registrant’s third amended and restated certificate of incorporation (as amended) requires the advancement of expenses incurred by officers or directors in relation to any action, suit or proceeding.
     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (certain illegal distributions) or (iv) for any breach of a director’s duty of loyalty to the company or its stockholders. Article Sixth of the registrant’s third amended and restated certificate of incorporation (as amended) includes such a provision.
     In connection with the registrant’s existing indemnification procedures and policies and the rights provided for by its third amended and restated certificate of incorporation (as amended) and amended and restated by-laws, the registrant has executed indemnification agreements with its directors and certain senior executive officers.
     Pursuant to those agreements, to the fullest extent permitted by the laws of the State of Delaware, the registrant has agreed to indemnify those persons against any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the indemnified person is or was or has agreed to serve at the request of the registrant as a director, officer, employee or agent of the registrant, or while serving as a director or officer of the registrant, is or was serving or has agreed to serve at the request of the registrant as a director, officer, employee or agent (which, for purposes of the indemnification agreements, includes a trustee, partner, manager or a position of similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The indemnification provided by these agreements is from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnified person or on his or her behalf in connection with the action, suit or proceeding and any appeal therefrom, but shall only be provided if the indemnified person acted in good faith and in a manner the indemnified person reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe the indemnified person’s conduct was unlawful.

Item 16.
          (a) Exhibits

Exhibit
No.	Description of Exhibit

1.1**	Form of Underwriting Agreement (Debt)

1.2**	Form of Underwriting Agreement (Equity)

1.3**	Form of Underwriting Agreement (Preferred Stock)

1.4**	Form of Underwriting Agreement (Units)

1.5**	Form of Underwriting Agreement (Warrants)

4.1	Rights Agreement, dated as of July 24, 2002, between the Company and EquiServe Trust Company, N.A., as Rights Agent (which includes the form of Certificate of Designations of Series A Junior Preferred Stock of the Company as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C) (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, filed on July 24, 2002)

4.2	Certificate of Designations of Series A Junior Participating Preferred Stock of the Company, filed with the Secretary of State of the State of Delaware on July 24, 2002 (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A, filed on July 24, 2002)

4.3	Certificate of Adjustment delivered by the Registrant to Equiserve Trust Company, NA., as Rights Agent, on March 29, 2005 (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A filed on March 29, 2005)

4.4	Certificate of Adjustment delivered by the Registrant to American Stock Transfer & Trust Company, as Rights Agent, on February 22, 2006 (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A filed on February 22, 2006)

4.5	Specimen of stock certificate representing the Registrant’s common stock, $.01 par value (incorporated by reference to Exhibit 4.13 of the Registrant’s Form S-1/A Registration Statement No. 333-55412, filed on May 1, 2002)

4.6	6 7/8% Senior Notes Due 2013 Indenture dated as of March 21, 2003 between the Registrant and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.27 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed on May 13, 2003)

4.7	6 7/8% Senior Notes Due 2013 First Supplemental Indenture dated as of May 7, 2003 among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 of the Registrant’s Form S-4 Registration Statement No. 333-106208, filed on June 17, 2003)

4.8	6 7/8% Senior Notes Due 2013 Second Supplemental Indenture dated as of September 30, 2003 among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.198 of the Registrant’s Form S-3 Registration Statement No. 333-109906, filed on October 22, 2003)

4.9	6 7/8% Senior Notes Due 2013 Third Supplemental Indenture, dated as of February 24,

Exhibit
No.	Description of Exhibit

2004, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.211 of the Registrant’s Form S-3/A Registration Statement No. 333-109906, filed on March 4, 2004)

4.10	6 7/8% Senior Notes Due 2013 Fourth Supplemental Indenture, dated as of April 22, 2004, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 10.57 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed on August 6, 2004)

4.11	6 7/8% Senior Notes Due 2013 Fifth Supplemental Indenture, dated as of October 18, 2004, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.9 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 16, 2005)

4.12	6 7/8% Senior Notes Due 2013 Sixth Supplemental Indenture dated as of January 20, 2005, among Peabody Energy Corporation, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 6, 2005)

4.13	6 7/8% Senior Notes Due 2013 Seventh Supplemental Indenture, dated as of September 30, 2005, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (as defined therein) (incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 8, 2005)

4.14	6 7/8% Senior Notes Due 2013 Eighth Supplemental Indenture, dated as of January 20, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.14 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 6, 2006)

4.15	6 7/8% Senior Notes Due 2013 Ninth Supplemental Indenture, dated as of June 13, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed on August 7, 2006)

4.16	6 7/8% Senior Notes Due 2013 Tenth Supplemental Indenture, dated as of June 30, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed on August 7, 2006)

4.17	5 7/8% Senior Notes Due 2016 Indenture dated as of March 19, 2004 between the Registrant and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.12 of the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended March 31, 2004, filed on May 10, 2004)

4.18	5 7/8% Senior Notes Due 2016 First Supplemental Indenture dated as of March 23, 2004 between the Registrant and U.S. Bank National Association, as trustee (incorporated by

Exhibit
No.	Description of Exhibit

reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K dated March 23, 2004)

4.19	5 7/8% Senior Notes Due 2016 Second Supplemental Indenture, dated as of April 22, 2004, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 10.58 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed on August 6, 2004)

4.20	5 7/8% Senior Notes Due 2016 Third Supplemental Indenture, dated as of October 18, 2004, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.13 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 16, 2005)

4.21	5 7/8% Senior Notes Due 2016 Fourth Supplemental Indenture, dated as of January 20, 2005, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 6, 2005)

4.22	5 7/8% Senior Notes Due 2016 Fifth Supplemental Indenture, dated as of September 30, 2005, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 8, 2005)

4.23	5 7/8% Senior Notes Due 2016 Sixth Supplemental Indenture, dated as of January 20, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.21 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 6, 2006)

4.24	5 7/8% Senior Notes Due 2016 Seventh Supplemental Indenture, dated as of June 13, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed on August 7, 2006)

4.25	5 7/8% Senior Notes Due 2016 Eighth Supplemental Indenture, dated as of June 30, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.4 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed on August 7, 2006)

4.26	Senior Indenture (incorporated by reference to Exhibit 4.12 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed on May 10, 2004)

4.27*	Form of Subordinated Indenture

4.28*	Form of Senior Security

4.29*	Form of Subordinated Security (included in Exhibit 4.27)

4.30**	Form of Warrant Agreement

Exhibit
No.	Description of Exhibit

4.31**	Form of preferred stock share certificate

5*	Opinion of Simpson Thacher & Bartlett LLP

12*	Computation in support of ratio of earnings to fixed charges

23.1*	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5)

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24*	Power of Attorney (included on signature pages)

25	Form T-1 statement of eligibility and qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association as trustee under the indenture with respect to the senior debt securities (incorporated by reference to Exhibit 25.1 of the Registrant’s Current Report on Form 8-K dated March 19, 2004)

26*	Form T-1 statement of eligibility and qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association as trustee under the indenture with respect to the subordinated debt securities

*	Previously filed as an exhibit to this Registration Statement

**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein
Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri as of September 29, 2006.

PEABODY ENERGY CORPORATION

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President, Chief Executive Officer and Director

Gregory H. Boyce	(Principal Executive Officer)

* Richard A. Navarre	Chief Financial Officer and Executive Vice President of Corporate Development
(Principal Financial and Accounting Officer)

*	Chairman and Director

Irl F. Engelhardt

*	Director

B. R. Brown

*	Director

William A. Coley

Signature	Title

*	Director

Henry Givens, Jr.

*	Director

William E. James

*	Director

Robert B. Karn III

*	Director

Henry E. Lentz

*	Director

William C. Rusnack

*	Director

James R. Schlesinger

*	Director

Blanche M. Touhill

*	Director

John F. Turner

*	Director

Sandra Van Trease

*	Director

Alan H. Washkowitz

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri as of September 29, 2006.

AFFINITY MINING COMPANY

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President and Director

Jiri Nemec

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*	Director

Gregory H. Boyce

*	Director

Richard A. Navarre

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

AMERICAN LAND DEVELOPMENT, LLC

By:	PEABODY INVESTMENTS CORP.,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President

Roger B. Walcott, Jr.

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

AMERICAN LAND HOLDINGS OF ILLINOIS, LLC

By:	AMERICAN LAND DEVELOPMENT, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President

Roger B. Walcott, Jr.

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

AMERICAN LAND HOLDINGS OF INDIANA, LLC

By:	AMERICAN LAND DEVELOPMENT, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President

Roger B. Walcott, Jr.

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

AMERICAN LAND HOLDINGS OF KENTUCKY, LLC

By:	AMERICAN LAND DEVELOPMENT, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President

Gregory H. Boyce

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

APPALACHIA MINE SERVICES, LLC

By:	EASTERN COAL COMPANY, LLC
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President

Jiri Nemec

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

ARCLAR COMPANY, LLC

By:	BLACK BEAUTY COAL COMPANY,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President

Mark Cavinder

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

ARID OPERATIONS INC.

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President and Director

Roger B. Walcott, Jr.

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*	Director

Richard A. Navarre

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

BEAVER DAM COAL COMPANY

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President and Director

James C. Sevem

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*	Director

L. Brent Stottlemyre

*	Director

Fredrick D. Palmer

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

BIG RIDGE, INC.

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President

Bryan A. Galli

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*	Director

Richard A. Navarre

*	Director

Fredrick D. Palmer

*	Director

L. Brent Stottlemyre

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

BIG SKY COAL COMPANY
By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*	Director

Gregory H. Boyce

*	Director

Richard A. Navarre

*	Director

Kemal Williamson

*	Director

Mark R. Yingling

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

BLACK BEAUTY COAL COMPANY

By:	BLACK BEAUTY RESOURCES, LLC,
a General Partner

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer

By:	THOROUGHBRED, L.L.C.,
a General Partner

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President — CEO

Bryan A. Galli

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

BLACK BEAUTY EQUIPMENT COMPANY

By:	BLACK BEAUTY RESOURCES, LLC,
a General Partner

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer

By:	THOROUGHBRED, L.L.C.,
a General Partner

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President — CEO

Bryan Galli

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

BLACK BEAUTY HOLDING COMPANY, LLC

By:	MIDWEST COAL RESOURCES, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr. Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President

Roger B. Walcott, Jr.

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

BLACK BEAUTY RESOURCES, LLC

By:	BLACK BEAUTY HOLDING COMPANY, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President

Bryan Galli

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

BLACK HILLS MINING COMPANY, LLC

By:	MIDWEST COAL RESOURCES, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President

Charles A. Ebetino, Jr.

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

BLACK STALLION COAL COMPANY, LLC

BY:	BLACK WALNUT COAL COMPANY,
its Sole Member

By:	WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on this 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Mark R. Yingling	President

*	Vice President and Treasurer
Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

BLACK WALNUT COAL COMPANY

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Mark R. Yingling	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

* Richard A. Navarre	Director

* Roger B. Walcott, Jr.	Director

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

BLUEGRASS MINE SERVICES, LLC

BY:	PEABODY HOLDING COMPANY, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Bryan A. Galli	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

BTU EMPIRE CORPORATION

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Delbert Lobb	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

* Gregory H. Boyce	Director

* Kemal Williamson	Director

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

BTU WESTERN RESOURCES, INC.

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Kemal Williamson	President and Director

* Walter L. Hawkins, Jr.	Vice President and Treasurer

* Gregory H. Boyce	Director

* Walter L. Hawkins, Jr.	Director

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

CABALLO COAL COMPANY

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Kemal Williamson	President and Director

* Walter L. Hawkins, Jr.	Vice President and Treasurer

* Gregory H. Boyce	Director

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

CENTRAL STATES COAL RESERVES OF ILLINOIS, LLC
By:	PEABODY DEVELOPMENT COMPANY, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Roger B. Walcott, Jr.	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

CENTRAL STATES COAL RESERVES OF INDIANA, LLC

By:	PEABODY DEVELOPMENT COMPANY, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Roger B. Walcott, Jr.	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

CENTRAL STATES COAL RESERVES OF KENTUCKY, LLC

By:	PEABODY DEVELOPMENT COMPANY, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Roger B. Walcott, Jr.	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

CHARLES COAL COMPANY, LLC

BY:	EASTERN ASSOCIATED COAL, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Jiri Nemec	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

CLEATON COAL COMPANY

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Bryan A. Galli	President and Director

* Walter L. Hawkins, Jr.	Vice President and Treasurer

* Richard A. Navarre	Director

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

COAL PROPERTIES, LLC

BY:	PEABODY COAL COMPANY, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Jiri Nemec	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

COAL RESERVE HOLDING LIMITED LIABILITY COMPANY NO. 1

BY:	COTTONWOOD LAND COMPANY,
its Member

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr.
Vice President and Treasurer

BY:	CENTRAL STATES COAL RESERVES OF ILLINOIS, LLC,
its Member

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Richard A. Navarre	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

COAL RESERVE HOLDING LIMITED LIABILITY COMPANY NO. 2

By:	MARTINKA COAL COMPANY, LLC,
a Member

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr.
Vice President and Treasurer

By:	PEABODY COAL COMPANY, LLC,
a Member

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Richard A. Navarre	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

COALSALES, LLC

By:	PEABODY INVESTMENTS CORP.,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Richard M. Whiting	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

COALSALES II, LLC

By:	COALSALES, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Richard M. Whiting	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

COALTRADE INTERNATIONAL, LLC

By:	PEABODY INVESTMENTS CORP.,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

COALTRADE, LLC

By:	PEABODY INVESTMENTS CORP.,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr. Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Stephen L. Miller	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

COLONY BAY COAL COMPANY

BY:	CHARLES COAL COMPANY, LLC,
a General Partner

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer

BY:	EASTERN ASSOCIATED COAL, LLC,
a General Partner

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Jiri Nemec	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

COLORADO COAL RESOURCES, LLC

By:	PEABODY INVESTMENTS CORP.,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Charles A. Burggraf	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

COLORADO YAMPA COAL COMPANY

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Charles A. Burggraf	President and Director

* Walter L. Hawkins, Jr.	Vice President and Treasurer

* Gregory H. Boyce	Director

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

COOK MOUNTAIN COAL COMPANY, LLC

By:	EASTERN COAL COMPANY, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Jiri Nemec	President and Director

* Walter L. Hawkins, Jr.	Vice President and Treasurer

* Richard A. Navarre	Director

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

COTTONWOOD LAND COMPANY

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Roger B. Walcott, Jr.	President and Director

* Walter L. Hawkins, Jr.	Vice President and Treasurer

* Richard A. Navarre	Director

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

COULTERVILLE COAL COMPANY, LLC

BY:	MIDWEST COAL ACQUISITION CORP.,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Bryan A. Galli	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

CYPRUS CREEK LAND COMPANY

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Roger B. Walcott, Jr.	President and Director

* Walter L. Hawkins, Jr.	Vice President and Treasurer

* Richard A. Navarre	Director

* James C. Sevem	Director

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

CYPRUS CREEK LAND RESOURCES, LLC

By:	AMERICAN LAND DEVELOPMENT, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Roger B. Walcott, Jr.	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

DIXON MINING COMPANY, LLC

By:	DODGE HILL HOLDING JV, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Kenneth E. Allen	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

DODGE HILL HOLDING JV, LLC

By:	INDIAN HILL COMPANY,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Bryan A. Galli	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

DODGE HILL MINING COMPANY, LLC

By:	DODGE HILL OF KENTUCKY, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Bryan A. Galli	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

DODGE HILL OF KENTUCKY, LLC

By:	DODGE HILL HOLDING JV, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Bryan A. Galli	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

DYSON CREEK COAL COMPANY, LLC

By:	AMERICAN LAND DEVELOPMENT, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Kenneth E. Allen	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

EACC CAMPS, INC.

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Jiri Nemec	President and Director

* Walter L. Hawkins, Jr.	Vice President and Treasurer

* Gregory H. Boyce	Director

* Richard A. Navarre	Director

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

EASTERN ASSOCIATED COAL, LLC

BY:	COAL PROPERTIES, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Jiri Nemec	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

EASTERN COAL COMPANY, LLC

By:	PEABODY HOLDING COMPANY, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Jiri Nemec	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

EASTERN COAL HOLDING COMPANY, INC.

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints Gregory H. Boyce, Richard A. Navarre, Jeffery L. Klinger and Joseph W. Bean, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title
/s/ JIRI NEMEC
/ Jiri Nemec	President

/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.	Vice President, Treasurer and Director

/s/ JOHN F. QUINN, JR.
John F. Quinn, Jr.	Director

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

EASTERN ROYALTY CORP.

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President
James C. Sevem

* Walter L. Hawkins, Jr.	Vice President and Treasurer

* Gregory H. Boyce	Director

* Gary W. Halstead	Director

* Richard A. Navarre	Director

* Richard D. Robison	Director

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

FALCON COAL COMPANY

By:	BLACK BEAUTY RESOURCES, LLC,
a General Partner

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer

By:	THOROUGHBRED, L.L.C.,
a General Partner

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Bryan A. Galli	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

FORT ENERGY, LLC

By:	PEABODY VENTURE FUND, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Richard A. Navarre	President

*. Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

GALLO FINANCE COMPANY

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President and Director
Robert C. Hammond

*	Vice President and Treasurer
Walter L. Hawkins, Jr.

*	Director
Roger B. Walcott, Jr.

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

GOLD FIELDS CHILE, LLC

BY:	GOLD FIELDS MINING, LLC, its Sole Member

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President
Roger B. Walcott, Jr.
*	Vice President and Treasurer
Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

GOLD FIELDS MINING, LLC

By:	PEABODY INVESTMENTS CORP., its Sole Member

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr.
President
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President
Roger B. Walcott, Jr.

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

GOLD FIELDS ORTIZ, LLC

By:	GOLD FIELDS MINING, LLC, its Sole Member

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President
Roger B. Walcott, Jr.

*	Vice President and Treasurer
Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

GRAND EAGLE MINING, INC.

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President and Director
Bryan A. Galli

*	Vice President and Treasurer
Walter L. Hawkins, Jr.

*	Director
Richard A. Navarre

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

HAYDEN GULCH TERMINAL, INC.

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President and Director
Robert C. Hammond

*	Vice President and Treasurer
Walter L. Hawkins, Jr.

*	Director
Richard A. Navarre

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

HILLSIDE MINING COMPANY

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President and Director
Jiri Nemec

*	Vice President and Treasurer
Walter L. Hawkins, Jr.

*	Director
Gregory H. Boyce

*	Director
Richard A. Navarre

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

HIGHWALL MINING SERVICES COMPANY

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President and Director
Jiri Nemec

*	Vice President and Treasurer
Walter L. Hawkins, Jr.

*	Director
Richard A. Navarre

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

HIGHLAND MINING COMPANY, LLC

BY:	INTERIOR HOLDINGS, LLC, its Sole Member

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr. Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President
Jiri Nemec

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

HMC MINING, LLC

By:	PEABODY INVESTMENTS CORP., its Sole Member

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr. Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President
Gary W. Halstead

*	Vice President and Treasurer
Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

INDEPENDENCE MATERIAL HANDLING, LLC

BY:	AMERICAN LAND DEVELOPMENT, LLC, its Sole Member

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr. Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President
Roger B. Walcott, Jr.

*	Vice President and Treasurer
Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

INDIAN HILL COMPANY

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President and Director
Charles A. Ebetino, Jr.

*	Vice President and Treasurer
Walter L. Hawkins, Jr.

*	Director
Bryan A. Galli

*	Director
L. Brent Stottlemyre

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

INTERIOR HOLDINGS, LLC

BY:	EASTERN COAL COMPANY, LLC, its Sole Member

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr. Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President
Gregory H. Boyce

*	Vice President and Treasurer
Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

JAMES RIVER COAL TERMINAL, LLC

BY:	PEABODY TERMINALS, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr. Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President
Richard M. Whiting

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

JARRELL’S BRANCH COAL COMPANY

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President and Director
Jiri Nemec

*	Vice President and Treasurer
Walter L. Hawkins, Jr.

*	Director
Fredrick D. Palmer

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

JUNIPER COAL COMPANY

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President
Roger B. Walcott, Jr.

*	Vice President and Treasurer
Walter L. Hawkins, Jr.

*	Director
Richard A. Navarre

*	Director
Richard D. Robison

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

KANAWHA RIVER VENTURES I, LLC

BY:	SNOWBERRY LAND COMPANY,
its Managing Member

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President
Jiri Nemec

*	Vice President and Treasurer
Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

KAYENTA MOBILE HOME PARK, INC.

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President and Director
Robert C. Hammond

*	Vice President and Treasurer
Walter L. Hawkins, Jr.

*	Director
Richard M. Whiting

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

LOGAN FORK COAL COMPANY

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President and Director
Jiri Nemec

*	Vice President and Treasurer
Walter L. Hawkins, Jr.

*	Director
Fredrick D. Palmer

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

MARTINKA COAL COMPANY, LLC

BY:	COAL PROPERTIES, LLC, its Sole Member

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President
Jiri Nemec

*	Vice President and Treasurer
Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

MIDCO SUPPLY AND EQUIPMENT CORPORATION

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Walter L. Hawkins, Jr.	Vice President and Treasurer

* Richard A. Navarre	Director

* Roger B. Walcott, Jr.	Director

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

MIDWEST COAL ACQUISITION CORP.

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President and Director
Roger B. Walcott, Jr.

* Walter L. Hawkins, Jr.	Vice President and Treasurer

* Richard A. Navarre	Director

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

MIDWEST COAL RESERVES OF ILLINOIS, LLC

BY:	AMERICAN LAND HOLDINGS OF ILLINOIS, LLC, its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Roger B. Walcott, Jr.	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

MIDWEST COAL RESERVES OF INDIANA, LLC

By:	AMERICAN LAND HOLDINGS OF INDIANA, LLC, its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Roger B. Walcott, Jr.	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

MIDWEST COAL RESOURCES, LLC

By:	PEABODY INVESTMENTS CORP.,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Jiri Nemec	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

MOUNTAIN VIEW COAL COMPANY, LLC

BY:	COAL PROPERTIES, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Jiri Nemec	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

MUSTANG ENERGY COMPANY, L.L.C.

By:	PEABODY ELECTRICITY, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Roger B. Walcott, Jr.	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

NEW MEXICO COAL RESOURCES, LLC

By:	PEABODY INVESTMENTS CORP.,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Kemal Williamson	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

II-192

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

NORTH PAGE COAL CORP.

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Jiri Nemec	President and Director

* Walter L. Hawkins, Jr.	Vice President and Treasurer

* Gregory H. Boyce	Director

* Richard A. Navarre	Director

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

II-193

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

OHIO COUNTY COAL COMPANY

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Bryan A. Galli	President and Director

* Walter L. Hawkins, Jr.	Vice President and Treasurer

* Richard A. Navarre	Director

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

PATRIOT COAL COMPANY, L.P.

BY:	PATRIOT MIDWEST HOLDINGS, LLC,
a Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer

BY:	MIDWEST COAL RESOURCES, LLC,
a Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Bryan A. Galli	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

PATRIOT MIDWEST HOLDINGS, LLC

By:	MIDWEST COAL RESOURCES, LLC, its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Bryan A. Galli	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

PDC PARTNERSHIP HOLDINGS, LLC

BY:	MIDWEST COAL RESOURCES, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Richard A. Navarre	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

PEABODY AMERICA, INC.

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Roger B. Walcott, Jr.	President and Director

* Walter L. Hawkins, Jr.	Vice President and Treasurer

* Richard A. Navarre	Director

*By:	/s/ JOSEPH W. BEAN Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

PEABODY ARCHVEYOR, L.L.C.
By:	PEABODY INVESTMENTS CORP.,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President
Roger B. Walcott, Jr.

*	Vice President and Treasurer
Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

PEABODY CARDINAL GASIFICATION, LLC
By:	PEABODY ELECTRICITY, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Rick A. Bowen	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

PEABODY COAL COMPANY, LLC BY: INTERIOR HOLDINGS, LLC, its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Jiri Nemec	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

PEABODY DEVELOPMENT COMPANY, LLC
By:	PEABODY HOLDING COMPANY, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Roger B. Walcott, Jr.	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

PEABODY ELECTRICITY, LLC
By:	PEABODY INVESTMENTS CORP.,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Roger B. Walcott, Jr.	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

PEABODY ENERGY GENERATION HOLDING COMPANY
By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Rick A. Bowen	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

* Richard A. Navarre	Director

* Roger B. Walcott, Jr.	Director

* Jacob Williams	Director

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

PEABODY ENERGY INVESTMENTS, INC.

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Dianna K. Tickner	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

* Richard A. Navarre	Director

* James C. Sevem	Director

* Roger B. Walcott, Jr.	Director

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

PEABODY ENERGY SOLUTIONS, INC.

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Richard M. Whiting	President and Director

* Walter L. Hawkins, Jr.	Vice President and Treasurer

* Richard A. Navarre	Director

* Roger B. Walcott, Jr.	Director

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

PEABODY HOLDING COMPANY, LLC BY: PEABODY INVESTMENTS CORP., its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Gregory H. Boyce	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

PEABODY INVESTMENTS CORP.

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President and Director
Gregory H. Boyce

*	Vice President and Treasurer
Walter L. Hawkins, Jr.

*	Director
Richard A. Navarre

*	Director
Roger B. Walcott, Jr.

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

PEABODY NATURAL GAS, LLC

By:	PEABODY INVESTMENTS CORP.,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President
Roger B. Walcott, Jr.

*	Vice President and Treasurer
Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

PEABODY NATURAL RESOURCES COMPANY
By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President and Director

Roger B. Walcott, Jr.

*	Vice President and Treasurer
Walter L. Hawkins, Jr.

*	Director
Robert C. Hammond

*	Director
Richard A. Navarre

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

PEABODY POWERTREE INVESTMENTS, LLC

By:	PEABODY VENTURE FUND, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President
Fredrick D. Palmer

*	Vice President and Treasurer
Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

PEABODY RECREATIONAL LANDS, L.L.C.

BY:	AMERICAN LAND DEVELOPMENT, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President
Kenneth E. Allen

*	Vice President and Treasurer
Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

PEABODY SOUTHWESTERN COAL COMPANY
By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	Vice President and Treasurer
Walter L. Hawkins, Jr.

*	Director
G. Brad Brown

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

PEABODY TERMINALS, LLC

BY:	EASTERN COAL COMPANY, LLC,
is Sole Member

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President
Richard M. Whiting

*	Vice President and Treasurer
Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

PEABODY VENEZUELA COAL CORP.

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President and Director
Roger B. Walcott, Jr.

*	Vice President and Treasurer
Walter L. Hawkins, Jr.

*	Director
Richard A. Navarre

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

PEABODY VENTURE FUND, LLC

By:	PEABODY INVESTMENTS CORP.,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President
Rick A. Bowen

*	Vice President and Treasurer
Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

PEABODY WESTERN COAL COMPANY

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President and Director
Robert C. Hammond

*	Vice President and Treasurer
Walter L. Hawkins, Jr.

*	Director
Richard M. Whiting

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

PEABODY-WATERSIDE DEVELOPMENT, L.L.C.

By:	AMERICAN LAND DEVELOPMENT, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President

Terry L. Bethel

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

PEC EQUIPMENT COMPANY, LLC

By:	PEABODY INVESTMENTS CORP.,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President

Richard A. Navarre

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

PINE RIDGE COAL COMPANY, LLC

By:	COAL PROPERTIES, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President

Jiri Nemec

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

POINT PLEASANT DOCK COMPANY, LLC

By:	MIDWEST COAL RESOURCES, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President

Roger B. Walcott, Jr.

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

POND CREEK LAND RESOURCES, LLC

By:	PEABODY COAL COMPANY, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President

Jiri Nemec

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

POND RIVER LAND COMPANY

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President and Director

Roger B. Walcott, Jr.

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*	Director

Richard A. Navarre

*	Director

James C. Sevem

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

PORCUPINE PRODUCTION, LLC

By:	PEABODY INVESTMENTS, CORP.,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President

Roger B. Walcott, Jr.

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

PORCUPINE TRANSPORTATION, LLC

By:	PEABODY INVESTMENTS, CORP.,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President

Roger B. Walcott, Jr.

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

POWDER RIVER COAL, LLC

By:	PEABODY HOLDING COMPANY, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President

Kemal Williamson

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

POWDER RIVER RESOURCES, LLC

By:	PEABODY INVESTMENTS CORP.,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President

Kemal Williamson

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

PRAIRIE STATE GENERATING COMPANY, LLC

By:	PEABODY ELECTRICITY, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President

Colin M. Kelly

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

RANDOLPH LAND HOLDING COMPANY, LLC

By:	PEABODY ELECTRICITY, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President

Roger B. Walcott, Jr.

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

RIVERS EDGE MINING, INC.

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President and Director

Jiri Nemec

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*	Director

Gregory H. Boyce

*	Director

Richard A. Navarre

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

RIVERVIEW TERMINAL COMPANY

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President

Stephen L. Miller

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*	Director

Collon Kennedy

*	Director

Richard A. Navarre

*	Director

Roger B. Walcott, Jr.

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

SCHOOL CREEK COAL COMPANY, LLC

By:	POWDER RIVER RESOURCES, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President

Kemal Williamson

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

SCHOOL CREEK COAL RESOURCES, LLC

By:	POWDER RIVER RESOURCES, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints Gregory H. Boyce, Richard A. Navarre, Jeffery L. Klinger and Joseph W. Bean, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

/s/ KEMAL WILLIAMSON	President
Kemal Williamson

/s/ WALTER L. HAWKINS, JR.	Vice President and Treasurer
Walter L. Hawkins, Jr.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

SENECA COAL COMPANY

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Gregory J. Kitchen	President

*	Vice President and Treasurer and Director
Walter L. Hawkins, Jr.

* Richard A. Navarre	Director

* Richard M. Whiting	Director

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

SENTRY MINING, LLC

By:	PEABODY HOLDING COMPANY, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President
Kenneth E. Allen

*	Vice President and Treasurer
Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

SHOSHONE COAL CORPORATION

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Delbert Lobb	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

* Gregory H. Boyce	Director

* Kemal Williamson	Director

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

SNOWBERRY LAND COMPANY

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Jiri Nemec	President and Director

* Walter L. Hawkins, Jr.	Vice President and Treasurer

* Richard M. Whiting	Director

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

STAR LAKE ENERGY COMPANY, L.L.C.

By:	PEABODY ELECTRICITY, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Roger B. Walcott, Jr.	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

STERLING SMOKELESS COAL COMPANY, LLC

By:	EASTERN ASSOCIATED COAL, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Jiri Nemec	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

SUGAR CAMP PROPERTIES

BY:	BLACK BEAUTY EQUIPMENT COMPANY,
a General Partner

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer

BY:	BLACK BEAUTY COAL COMPANY,
a General Partner

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President
Mark Cavinder

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

THOROUGHBRED GENERATING COMPANY, LLC

By:	PEABODY ELECTRICITY, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Dianna K. Tickner	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN
Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

THOROUGHBRED MINING COMPANY, L.L.C.

By:	PEABODY ELECTRICITY, LLC, its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President

Dianna K. Tickner

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

THOROUGHBRED, L.L.C.

BY:	MIDWEST COAL RESOURCES, LLC, a Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer

BY:	PDC PARTNERSHIP HOLDINGS, LLC, a Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr. Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Richard M. Whiting	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

TWENTYMILE COAL COMPANY

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

*	President and Director

Kemal Williamson

*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*	Director
Gregory H. Boyce

* Richard A. Navarre	Director

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

UNION COUNTY COAL COMPANY, LLC

By:	DODGE HILL MINING COMPANY, LLC, its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Kenneth E. Allen	President

* Walter L. Hawkins, Jr.	Vice President and Treasurer

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

WEST ROUNDUP RESOURCES, INC.

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature	Title

* Kemal Williamson	President and Director

* Walter L. Hawkins, Jr.	Vice President and Treasurer

* Gregory H. Boyce	Director

* Roger B. Walcott, Jr.	Director

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on September 29, 2006.

YANKEETOWN DOCK, LLC

By:	PEABODY COAL COMPANY, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.

Walter L. Hawkins, Jr.
Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of September, 2006 by the following persons in the capacities indicated:

Signature		Title

	*	President

Jiri Nemec

	*	Vice President and Treasurer

Walter L. Hawkins, Jr.

*By:	/s/ JOSEPH W. BEAN

Joseph W. Bean
Attorney-in-fact

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

1.1**	Form of Underwriting Agreement (Debt)

1.2**	Form of Underwriting Agreement (Equity)

1.3**	Form of Underwriting Agreement (Preferred Stock)

1.4**	Form of Underwriting Agreement (Units)

1.5**	Form of Underwriting Agreement (Warrants)

4.1	Rights Agreement, dated as of July 24, 2002, between the Company and EquiServe Trust Company, N.A., as Rights Agent (which includes the form of Certificate of Designations of Series A Junior Preferred Stock of the Company as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C) (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, filed on July 24, 2002)

4.2	Certificate of Designations of Series A Junior Participating Preferred Stock of the Company, filed with the Secretary of State of the State of Delaware on July 24, 2002 (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A, filed on July 24, 2002)

4.3	Certificate of Adjustment delivered by the Registrant to Equiserve Trust Company, NA., as Rights Agent, on March 29, 2005 (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A filed on March 29, 2005)

4.4	Certificate of Adjustment delivered by the Registrant to American Stock Transfer & Trust Company, as Rights Agent, on February 22, 2006 (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A filed on February 22, 2006)

4.5	Specimen of stock certificate representing the Registrant’s common stock, $.01 par value (incorporated by reference to Exhibit 4.13 of the Registrant’s Form S-1/A Registration Statement No. 333-55412, filed on May 1, 2002)

4.6	6 7/8% Senior Notes Due 2013 Indenture dated as of March 21, 2003 between the Registrant and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.27 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed on May 13, 2003)

4.7	6 7/8% Senior Notes Due 2013 First Supplemental Indenture dated as of May 7, 2003 among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 of the Registrant’s Form S-4 Registration Statement No. 333-106208, filed on June 17, 2003)

4.8	6 7/8% Senior Notes Due 2013 Second Supplemental Indenture dated as of September 30, 2003 among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.198 of the Registrant’s Form S-3 Registration Statement No. 333-109906, filed on October 22, 2003)

4.9	6 7/8% Senior Notes Due 2013 Third Supplemental Indenture, dated as of February 24, 2004, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.211 of the

Exhibit
No.	Description of Exhibit

Registrant’s Form S-3/A Registration Statement No. 333-109906, filed on March 4, 2004)

4.10	6 7/8% Senior Notes Due 2013 Fourth Supplemental Indenture, dated as of April 22, 2004, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 10.57 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed on August 6, 2004)

4.11	6 7/8% Senior Notes Due 2013 Fifth Supplemental Indenture, dated as of October 18, 2004, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.9 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 16, 2005)

4.12	6 7/8% Senior Notes Due 2013 Sixth Supplemental Indenture dated as of January 20, 2005, among Peabody Energy Corporation, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 6, 2005)

4.13	6 7/8% Senior Notes Due 2013 Seventh Supplemental Indenture, dated as of September 30, 2005, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (as defined therein) (incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 8, 2005)

4.14	6 7/8% Senior Notes Due 2013 Eighth Supplemental Indenture, dated as of January 20, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.14 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 6, 2006)

4.15	6 7/8% Senior Notes Due 2013 Ninth Supplemental Indenture, dated as of June 13, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed on August 7, 2006)

4.16	6 7/8% Senior Notes Due 2013 Tenth Supplemental Indenture, dated as of June 30, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed on August 7, 2006)

4.17	5 7/8% Senior Notes Due 2016 Indenture dated as of March 19, 2004 between the Registrant and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.12 of the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended March 31, 2004, filed on May 10, 2004)

4.18	5 7/8% Senior Notes Due 2016 First Supplemental Indenture dated as of March 23, 2004 between the Registrant and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K dated March 23, 2004)

Exhibit
No.	Description of Exhibit

4.19	5 7/8% Senior Notes Due 2016 Second Supplemental Indenture, dated as of April 22, 2004, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 10.58 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed on August 6, 2004)

4.20	5 7/8% Senior Notes Due 2016 Third Supplemental Indenture, dated as of October 18, 2004, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.13 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 16, 2005)

4.21	5 7/8% Senior Notes Due 2016 Fourth Supplemental Indenture, dated as of January 20, 2005, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 6, 2005)

4.22	5 7/8% Senior Notes Due 2016 Fifth Supplemental Indenture, dated as of September 30, 2005, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 8, 2005)

4.23	5 7/8% Senior Notes Due 2016 Sixth Supplemental Indenture, dated as of January 20, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.21 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 6, 2006)

4.24	5 7/8% Senior Notes Due 2016 Seventh Supplemental Indenture, dated as of June 13, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed on August 7, 2006)

4.25	5 7/8% Senior Notes Due 2016 Eighth Supplemental Indenture, dated as of June 30, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.4 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed on August 7, 2006)

4.26	Senior Indenture (incorporated by reference to Exhibit 4.12 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed on May 10, 2004)

4.27*	Form of Subordinated Indenture

4.28*	Form of Senior Security

4.29*	Form of Subordinated Security (included in Exhibit 4.27)

4.30**	Form of Warrant Agreement

4.31**	Form of preferred stock share certificate

Exhibit
No.	Description of Exhibit

5*	Opinion of Simpson Thacher & Bartlett LLP

12*	Computation in support of ratio of earnings to fixed charges

23.1*	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5)

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24*	Power of Attorney (included on signature pages)

25	Form T-1 statement of eligibility and qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association as trustee under the indenture with respect to the senior debt securities (incorporated by reference to Exhibit 25.1 of the Registrant’s Current Report on Form 8-K dated March 19, 2004)

26*	Form T-1 statement of eligibility and qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association as trustee under the indenture with respect to the subordinated debt securities

*	Previously filed as an exhibit to this Registration Statement

**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein